                                                                     EXHIBIT 11

                              NOVOSTE CORPORATION

                   COMPUTATION OF EARNINGS (LOSS) PER SHARE

                          YEAR ENDED    YEAR ENDED    YEAR ENDED    THREE MONTHS   THREE MONTHS
                         DECEMBER 31,  DECEMBER 31,  DECEMBER 31,      ENDED          ENDED
                             1993          1994          1995      MARCH 31, 1995 MARCH 31, 1996
                         ------------  ------------  ------------  -------------- --------------
PRIMARY
Weighted average number
 of shares of common
 stock outstanding
 during the year........   2,248,179     2,836,896     3,476,736     3,346,944       3,752,811
Effect of dilutive
 common stock
 equivalents outstanding
 during the year........         --            --            --            --              --
Effect of common stock
 issued and stock
 options and warrants
 granted during the 12-
 month period preceding
 April 11, 1996(1)......   1,194,411     1,194,411     1,194,411     1,194,411       1,194,411
                         -----------   -----------   -----------     ---------     -----------
Total common and common
 equivalent shares......   3,442,590     4,031,307     4,671,147     4,541,355       4,947,222
                         ===========   ===========   ===========     =========     ===========
Net loss................ $(1,325,229)  $(2,195,689)  $(3,218,026)    $(627,543)    $(1,210,661)
                         ===========   ===========   ===========     =========     ===========
Net loss per share...... $     (0.38)  $     (0.54)  $     (0.69)    $   (0.14)    $     (0.24)
                         ===========   ===========   ===========     =========     ===========
FULLY DILUTED
Weighted average number
 of shares of common
 stock outstanding
 during the year........   2,248,179     2,836,896     3,476,736     3,346,944       3,752,811
Effect of dilutive
 common stock
 equivalents outstanding
 during the year........         --            --            --            --              --
Effect of common stock
 issued and stock
 options and warrants
 granted during the 12-
 month period preceding
 April 11, 1996(1)......   1,194,411     1,194,411     1,194,411     1,194,411       1,194,411
                         -----------   -----------   -----------     ---------     -----------
Total common and common
 equivalent shares......   3,442,590     4,031,307     4,671,147     4,541,355       4,947,222
                         ===========   ===========   ===========     =========     ===========
Net loss................ $(1,325,229)  $(2,195,689)  $(3,218,026)    $(627,543)    $(1,210,661)
                         ===========   ===========   ===========     =========     ===========
Net loss per share...... $     (0.38)  $     (0.54)  $     (0.69)    $   (0.14)    $     (0.24)
                         ===========   ===========   ===========     =========     ===========

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(1) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin
    No. 83, Common Stock issued and stock options and warrants granted at prices below the initial public offering price per share during the 12-month period immediately preceding the initial filing date of the Company's Registration Statement for its initial public offering have been included as outstanding for all periods presented using the treasury stock method.